                               INVESTOR AGREEMENT


     THIS INVESTOR AGREEMENT (this "Agreement"), dated as of __________, 1996, is by and between Homestead Village Properties Incorporated, a Maryland corporation (the "Company") and Security Capital Group Incorporated, a Maryland corporation ("SCG").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Company and SCG have entered into that certain Merger and Distribution Agreement, dated as of May 21, 1996, among Security Capital Atlantic Incorporated ("Atlantic"), Security Capital Pacific Trust ("PTR"), SCG and the Company (the "Merger Agreement");

     WHEREAS, pursuant to a Warrant Purchase Agreement dated as of May 21, 1996 (the "Warrant Purchase Agreement"), each of SCG, PTR and Atlantic will be issued warrants (the "Warrants") to acquire Common Stock (as hereinafter defined);

     WHEREAS, pursuant to the Merger Agreement, SCG will be issued, through a distribution from Atlantic and PTR, Warrants and shares of common stock, $0.01 par value per share ("Common Stock"), of the Company; and

     WHEREAS, concurrently herewith, each of PTR and Atlantic are entering into an Investor Agreement (as applicable, the "PTR Investor Agreement" and the "Atlantic Investor Agreement"), with Homestead, pursuant to which, among other things, each of PTR and Atlantic will be entitled to nominate one person to the Board (as hereafter defined).

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the following meanings:

     "Articles of Incorporation" shall mean the Company's Articles of Incorporation, as now in effect or as amended from time to time.

     "Beneficial Owner" shall mean any Person deemed to be a "Beneficial Owner" of or to "Beneficially Own" any Common Stock in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act.

     "Board" shall mean the Board of Directors of the Company.

     "Commission" shall mean the Securities and Exchange Commission or any successor agency or entity thereto.

     "Common Stock" shall have the meaning set forth in the preamble of this Agreement.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     A "group" shall have the meaning assigned thereto in Section 13(d)(3) of the Exchange Act.

     "Nominee" shall have the meaning set forth in Section 6(a) of this Agreement.

     A "Person" shall mean any individual, firm, corporation, partnership or other entity.

     "SCG" shall have the meaning set forth in the first paragraph of this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     2. Exercise of Warrants. Subject to the terms and conditions hereafter set forth, from and after the date hereof, at any time and from time to time, upon not less than 10 business days' prior written notice, SCG shall exercise such number of Warrants then owned by SCG as requested by the Company.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to SCG as follows:

          (a) Organization and Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority to own its properties and conduct its business as now conducted and as proposed by it to be conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or properties of the Company.

          (b) No Defaults. The Company is not in violation of its Articles of Incorporation, Bylaws or other governing documents, nor is it in default in the performance of any obligation, agreement or condition contained in any license, contract, indenture, mortgage, deed of trust, lease or loan agreement or in any bond, debenture,

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

     note or any other evidence of indebtedness to which it is a party or by which it is bound, except where such default does not materially adversely affect the condition (financial or other), properties or business of the Company. The performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with the Articles of Incorporation, Bylaws or other governing documents of the Company, or result in a breach of, or default under, any agreement, indenture, mortgage, deed of trust, lease or other instrument to which the Company is a party or by which it is bound, or any law, rule, administrative regulation or decree of any court, or governmental agency or body having jurisdiction over the Company or its properties or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, except as any of the foregoing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company.

          (c) Issuance. The Common Stock, when issued and delivered by the Company to SCG upon exercise of Warrants, will be duly authorized, validly issued and, when paid for, will be fully paid and non-assessable, free and clear of any security interest, lien, charge or encumbrance whatsoever and will have the voting powers, preferences and other rights, and will be subject to qualifications and restrictions, as set forth in the Articles of Incorporation.

          (d) Authority. The Company has full right, power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and judicial limitations on the right of specific performance or by general equitable principles, and except as enforceability of indemnification provisions hereof may be limited by federal securities laws.

          (e) No Violation. The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject nor has it failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain is reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company.

          (f) Investment Company Act. The Company is not required to be registered under the Investment Company Act of 1940, as amended.

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     4.   Representations and Warranties of SCG.  SCG hereby represents and warrants to the Company as follows:

          (a) Organization and Standing. SCG has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as now conducted.

          (b) Authorization. SCG has full right, power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by SCG and constitutes a valid and binding agreement of SCG enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and judicial limitations on the right of specific performance or by general equitable principles. The performance by SCG of all of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which SCG is a party or by which SCG is bound or to which any of the property or assets of SCG is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of SCG or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over SCG or any of its properties.

          (c) Investment Company Act. SCG is not required to be registered under the Investment Company Act of 1940, as amended.

     5. Conditions to the Obligations of SCG. The obligations of SCG to exercise any Warrants under this Agreement are subject to the fulfillment at each time of exercise of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties in this Agreement made by the Company shall have been true in all material respects when made, and shall be true in all material respects on the date of exercise of the Warrants as though such representations and warranties were made at such date.

          (b) Performance. The Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.

          (c) Casualty and Other Calamity. The Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or property considered as an entire entity, whether or not such loss is covered by insurance.

          (d) Litigation and Other Proceedings. There shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchise, licenses, patents, operations or financial condition or income of the Company.

          (e) Lack of Material Change. The Company shall not have experienced any event (other than changes in general economic or market conditions) which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the Company.

     6. Covenants of the Company. The Company covenants and agrees with SCG as follows:

          (a) Board Representation. From and after the date hereof and for so long thereafter as SCG Beneficially Owns 10% or more of the outstanding shares of Common Stock, the Company shall not increase the number of members of its Board to more than seven (7), and SCG shall be entitled to designate one or more Persons for nomination to the Board (such Person, a "Nominee") as follows and the Company will use its best efforts to cause the election of such Nominee or Nominees:

               (i) So long as SCG Beneficially Owns at least 10% but less than 30% of the outstanding shares of Common Stock, one (1) Nominee;

               (ii) So long as SCG Beneficially Owns 30% or more of the outstanding shares of Common Stock, that number of Nominees as shall bear approximately the same ratio (rounded down to the nearest whole number) to the total number of members of the Board as the number of shares of Common Stock Beneficially Owned by SCG bears to the total number of outstanding shares of Common Stock, provided, that (A) SCG shall be entitled to designate not more than two (2) Nominees so long as the Board consists of not more than seven (7) members; and (B) any Person who is employed by SCG or who is an employee, a 25% shareholder or a director of any corporation of which SCG is a 25% shareholder (except for the Company) shall be deemed to be a designee of SCG.

     The Nominee or Nominees of SCG may, but need not, include the same person or persons nominated by either PTR or Atlantic pursuant to the PTR Investor Agreement or the Atlantic Investor Agreement.

          (b) File Reports. For as long as SCG shall continue to Beneficially Own any shares of Common Stock, the Company shall file on a timely basis all annual, quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the Rules and Regulations of the Commission thereunder, as amended from time to time.

          (c) Advice of Actions. Without first having consulted with the Nominee or Nominees of SCG designated by SCG in writing, the Company will not seek approval by the Board of any proposal relating to:

               (i)  Budget.  The Company's annual budget.

               (ii) Expenses. Incurring expenses in any year exceeding (A) any line item in the annual budget by 20% and (B) the total expenses set forth in the annual budget by 5%.

               (iii) Assets. The acquisition or sale of any assets in any single transaction or any series of related transactions where the aggregate purchase price paid or received by the Company exceeds $5,000,000.

               (iv) Contracts. Entering into any new contract with a service provider (A) for investment management, property management, or leasing services or (B) that reasonably contemplates annual contract payments by the Company in excess of $200,000.

               (v) Dividends. The declaration or payment of any dividend or other distribution.

               (vi) Benefit Plans. The adoption of any employee benefit plan pursuant to which shares of stock of the Company or any securities convertible into shares of stock of the Company may be issued.

               (vii) Equity Securities. The offer or sale of any shares of stock of the Company or any securities convertible into shares of stock of the Company (other than the sale or grant of any stock of the Company or options to purchase stock of the Company pursuant to the provisions of any benefit plan approved by the stockholders of the Company and the exercise of any options so granted); provided, however, that nothing contained in this clause (vii) shall in any way restrict or impair the obligations and rights of any party under the terms of any agreement entered into in connection with the transactions contemplated by the Merger Agreement.

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

               (viii) The incurrence, restructuring, renegotiation or repayment of indebtedness for borrowed money (including guarantees thereof) in which the aggregate amount involved exceeds $5,000,000; provided, however, that nothing contained in this clause (viii) shall in any way restrict or impair the obligations and rights of any party under the terms of any agreement entered into in connection with the transactions contemplated by the Merger Agreement.

          Notwithstanding the foregoing, the Company shall have no obligation to accept or comply with any advice offered by SCG or its designated Nominees in any consultation pursuant to this Section 6(c).

          (d) Inspection. At any time during regular business hours and as often as reasonably requested of the Company's officers, permit SCG or any authorized employee, agent or representative of SCG to examine and make copies and abstracts from the records and books of account of, and to visit the properties of, the Company and to discuss the affairs, finances, and accounts of the Company with any of its officers or directors; provided, that all costs and expenses of such inspection shall be borne by SCG.

     7.  Registration Rights.

          (a) Demand. At any time after the first anniversary of the date on which the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, SCG may request, on not more than three (3) separate occasions, registration of all or any part of its Registrable Securities (as defined in subsection (g) below) pursuant to Rule 415 under the Securities Act by delivering written notice to the Company specifying the number of Registrable Securities that SCG desires to sell and the Company shall use its reasonable efforts to effect the registration of such Registrable Securities under the Securities Act.

          (b) Registration Procedures. If and whenever the Company is required by any of the provisions of this Section 7 to use its reasonable efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

               (i) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary to complete the distribution of at least 90% of the Registrable Securities so registered;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as shall be necessary to complete the distribution of at least 90% of the Registrable Securities so registered and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever SCG shall desire to sell or otherwise dispose of the same within such period;

               (iii) furnish to SCG such numbers of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement, including any preliminary prospectus, and any amendment or supplement thereto, and such other documents, as may be reasonably requested in order to facilitate the sale or other disposition of the Registrable Securities owned by SCG;

               (iv) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as SCG shall reasonably request, and do any and all other acts and things reasonably requested by SCG to assist the public sale or other disposition by SCG in such jurisdictions of the securities owned by SCG except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

               (v) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

               (vi) use its reasonable efforts to list such securities on any securities exchange or quotation system on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or quotation system; and

               (vii) notify SCG, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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

          (c) Company's Ability to Postpone. The Company shall have the right to postpone the filing of a registration statement under this Section 7 for a reasonable period of time (not exceeding 60 days) if the Company furnishes SCG with a certificate signed by the Chairman of the Board or the President of the Company stating that, in its good faith judgment, the Board has determined that effecting the registration at such time would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company.

          (d) Expenses. All expenses incurred in the registration of Registrable Securities under this Agreement shall be paid by the Company. The expenses shall include, without limitation, the expenses of preparing the registration statement and the prospectus used in connection therewith and any amendment or supplement thereto, printing and photocopying expenses, all registration and filing fees under Federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions; provided, however, that SCG shall be responsible for paying the fees and disbursements of its own counsel.

          (e) Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 7:

               (i) Indemnity by Company. Without limitation of any other indemnity provided to SCG, to the extent permitted by law, the Company will indemnify and hold harmless SCG and its officers, directors and each Person, if any, who controls SCG (within the meaning of the Securities Act or the Exchange Act), against any losses, claims, damages, liabilities and expenses (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse SCG and its officers, directors and any controlling person thereof for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the

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

          Company shall not be liable in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by SCG or any officer, director or controlling person thereof.

               (ii) Indemnity by SCG. In connection with any registration statement in which SCG is participating, SCG will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation, but only to the extent that such Violation is contained in any information or affidavit so furnished in writing by SCG; provided, that the obligation to indemnify will be several and not joint and several with any other Person and will be limited to the net amount received by SCG from the sale of Registrable Securities pursuant to such registration statement.

               (iii) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 7(e) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7(e), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7(e) only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 7(e).

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

               (iv)  Contribution.  If the indemnification provided for in this
          Section 7(e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount SCG shall be obligated to contribute pursuant to this Section 7(e)(iv) shall be limited to an amount equal to the proceeds to SCG of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which SCG has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

               (v)  Survival of Indemnity.  The indemnification provided by this
          Section 7(e) shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

          (f)  Limitations on Registration Rights.

               (i) The Company shall not, without the prior written consent of SCG, include in any registration in which SCG has a right to participate pursuant to this Agreement any securities of any Person other than SCG.

               (ii) SCG shall not, without the prior written consent of the Company, effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of securities of the Company during any period commencing 30 days prior to and ending 60 days after the effective date any registration statement filed by the Company on behalf of any Person (including the Company), other than a registration statement on Form S-8 or any successor form.

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

          (g) Registrable Security. The term Registrable Security means (i) any shares of Common Stock issuable to SCG upon exercise of Warrants, (ii) any other shares of Common Stock owned by SCG and (iii) any shares of Common Stock or other securities that may subsequently be issued with respect to such shares of Common Stock as a result of a stock split or dividend or any sale, transfer, assignment or other transaction by the Company involving the shares of Common Stock and any securities into which the shares of Common Stock may thereafter be changed as a result of merger, consolidation, recapitalization or otherwise. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act. All Registrable Securities shall cease to be Registrable Securities when all such securities may be sold in any three-month period pursuant to Rule 144, or any successor to such rule, under the Securities Act.

          (h) Assignment. SCG may assign without the consent of the Company its rights under this Section 7 with respect to any Registrable Securities to any party (a "Lender") to whom it provides a bona fide pledge, assignment or hypothecation of such Registrable Securities. If (i) SCG assigns its rights under this Section 7 with respect to Registrable Securities having an aggregate offering value of at least $10,000,000 to a Lender, (ii) any Event of Default occurs and is continuing under the related loan agreement between SCG and the Lender and (iii) the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act, the Lender may request one registration of all or part of its Registrable Securities having an aggregate offering value of at least $10,000,000 on Form S-1 (or any successor form) under the Securities Act by delivering written notice to the Company specifying the number of Registrable Securities that the Lender desires to sell and the Company shall use its reasonable efforts to effect the registration of such Registrable Securities under the Securities Act in accordance with and subject to the provisions of this Section 7.

     8. Reports. For so long as SCG owns any Registrable Securities, the Company shall file on a timely basis all annual, quarterly and other reports required to be filed by it under Section 13 and 15(d) of the Exchange Act, and the rules and regulations of the Commission thereunder, as amended from time to time.

     9. Rule 144. From and after the time the Company has securities registered under Section 12(b) or 12(g) of the Exchange Act, in order to permit SCG to sell the Registrable Securities it holds, if it so desires, from time to time pursuant to Rule 144 under the Securities Act, or any successor to such rule, the Company shall make available adequate current public information and file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act.

     10.  Miscellaneous.

     (a)  Survival of Representations, Warranties and Covenants.   All
representations, warranties and covenants contained herein shall survive the execution of this Agreement and shall remain in full force and effect following the exercise by SCG of all Warrants required by it to be exercised hereunder; provided, that Sections 2 and 6 of this Agreement shall terminate and be of no further force or effect if SCG Beneficially Owns less than 10% of the shares of Common Stock then outstanding.

     (b) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and affiliates, but shall not be assignable by any party hereto without the prior written consent of the other party hereto.

     (c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via a recognized overnight courier with delivery confirmed in writing or sent via facsimile to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

     If to the Company:

          Homestead Village Properties Incorporated
          125 Lincoln Avenue, Suite 300
          Santa Fe, New Mexico  87501
          Attention: David C. Dressler, Jr.
          Facsimile: (505) 982-2925

     If to SCG:

          Security Capital Group Incorporated
          125 Lincoln Avenue
          Santa Fe, New Mexico  87501
          Attention: Jeffrey A. Klopf
          Facsimile: (505) 988-8920

     (d) Waiver. No party may waive any of the terms or conditions of this Agreement, except by a duly executed writing referring to the specific provision to be waived.

     (e) Amendment. This Agreement may be amended only by a writing duly executed by both the Company and SCG.

     (f) Severability. Insofar as is possible, each provision of this Agreement shall be interpreted so as to render it valid and enforceable under applicable law and severable from the remainder of this Agreement. A finding that any such provision is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision or the validity or enforceability of such provision under the laws of any other jurisdiction.

     (g) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates, with respect to the subject matter hereof.

     (h) Expenses. Except as otherwise expressly contemplated herein to the contrary, regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     (i) Captions. The Section and Paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     (k) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                    HOMESTEAD VILLAGE PROPERTIES INCORPORATED


                    By:  _________________________
                         David C. Dressler, Jr.
                         Chairman


                    SECURITY CAPITAL GROUP INCORPORATED


                    By:  _________________________
                         Jeffrey A. Klopf
                         Senior Vice President